Exhibit (a)(60)
JANUS INVESTMENT FUND
Certificate of Termination
of
Janus Preservation Series – Growth
Janus Preservation Series – Global
The undersigned, being the duly elected and qualified Secretary of Janus Investment Fund, a trust with transferable shares under the laws of Massachusetts (the “Trust”) authorized to establish one or more series or funds, which was organized pursuant to an Agreement and Declaration of Trust dated February 11, 1986 (as amended and restated March 18, 2003, and may be further amended, the “Declaration”), DOES HEREBY CERTIFY that:
Pursuant to Section 4.2 of the Declaration, at a meeting of the Trustees of the Trust duly called and held on September 17, 2015, at which a quorum was present and acting throughout, the Independent Trustees adopted resolutions approving a Plan of Liquidation and Termination for Janus Preservation Series – Growth and Janus Preservation Series – Global, each a series of the Trust. Copies of applicable resolutions and the Plan of Liquidation and Termination with respect to both Janus Preservation Series – Growth and Janus Preservation Series – Global approved at the Trustees’ September 17, 2015 meeting are attached to this Certificate as Exhibit A.
NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that Janus Preservation Series – Growth and Janus Preservation Series – Global be, and they are hereby, TERMINATED, effective on or about December 11, 2015.
IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date set opposite her signature below.

Date: December 11, 2015	/s/ Stephanie Grauerholz Stephanie Grauerholz
Secretary

ACKNOWLEDGEMENT

STATE OF COLORADO	)
	)	ss.
COUNTY OF DENVER	)
     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 11th day of December, 2015.
My Commission Expires:
06/16/2019

/s/ Lynn M. Donaldson-Otto
Lynn M. Donaldson-Otto, Notary Public

[Notary Seal]